UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 17, 2010

Landry's Restaurants, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-22150	76-0405386
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1510 West Loop South, Houston, Texas		77027
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	713-850-1010

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On February 17, 2010, the Golden Nugget, Inc. (GN), a wholly owned, unrestricted subsidiary of Landry’s Restaurants, Inc., entered into Amendment No. 2 and Waiver to the First Lien Credit Agreement (First Lien Second Amendment) by and among Golden Nugget, Inc., Wachovia Bank, National Association, as Administrative Agent, Collateral Agent, Swing Line Bank and Issuing Bank, and each of the Lender parties thereto, dated June 14, 2007.

The First Lien Second Amendment replaced the existing first lien financial covenants with minimum EBITDA, minimum liquidity, minimum cage cash and maximum capital expenditure (CAPEX) covenants. In addition, consenting First Lien lenders received a consent fee of 0.5% and all First Lien lenders will receive a 0.5% annual consent fee on outstanding commitments through maturity. In addition, all First Lien Lenders will receive additional interest in an amount equal to 1.00% per annum on unpaid Advances in the form of "PIK" interest, or at the option of GN, cash. The First Lien Second Amendment precludes dividends or other restricted payments, limits incurring additional debt, making investments and other cash distributions from GN, increases the excess cash flow sweep to 75% from 50% if certain liquidity levels are reached and requires additional reporting of financial performance including cash flow reports. Certain potential defaults under the existing First Lien Credit Agreement were waived.

Concurrently with the First Lien Second Amendment, GN entered into Amendment No. 2 and Waiver to the Second Lien Credit Agreement (Second Lien Second Amendment) by and among Golden Nugget, Inc., Wachovia Bank, National Association and the other financial institutions parties thereto, dated June 14, 2007. The Second Lien Second Amendment replaced the existing second lien financial covenants with minimum EBITDA, minimum liquidity minimum cage cash and maximum CAPEX covenants and waived certain potential defaults under the existing Second Lien Credit Agreement. The Second Lien Second Amendment advances the maturity date on the second lien facility from December 31, 2014 to November 2, 2014. The maturity date on the existing $4.0 million Seller note was extended to November 2, 2014 from November 2, 2010.

In connection with the Amendments, affiliates of GN will provide $50.0 million in additional funds to GN in return for non-interest bearing subordinated notes. $20.0 million of these funds will be used for operating liquidity and to pay fees and expenses associated with the amendments. $30.0 million will be used to purchase second lien indebtedness at 40% of face value. At closing, approximately $62 million of second lien indebtedness was acquired and retired. The remaining balance of the $30.0 million not used to purchase second lien debt by December 31, 2010, if any, will be used to purchase first lien debt at par value. All such purchased debt shall be immediately retired. GN may also incur up to an additional $8.0 million in affiliate subordinated debt during the remaining term of the First Lien Credit Agreement to meet liquidity requirements.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Landry's Restaurants, Inc.

February 18, 2010	By:	Steven L. Scheinthal

Name: Steven L. Scheinthal
Title: Executive Vive President and General Counsel